EXHIBIT 99.1

Nanophase Reports Third Quarter Results, New Financing Package

 — Closed on $3.2 Million Financing
— Delivered $29.3 Million in nine-month revenue
— Won 2023 BeautyMatter NEXT Award
— Named as finalist for 22nd annual Chicago Innovation Awards and 2024 Cosmetics & Toiletries Allē Awards

ROMEOVILLE, Ill., Nov. 13, 2023 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the third quarter ended September 30, 2023.

Jess Jankowski, President and Chief Executive Officer, commented: “We’ve had our ups and downs in the third quarter, but critically, we’ve positioned ourselves for success as we look to a strong year for Solésence in 2024. We were plagued by supply chain issues this past quarter, which set us back in terms of our ability to get Solésence product shipped. Given our reliance on working capital financing, this had a cascading effect causing us to focus more on cash management than manufacturing improvement.  Given the turn of events in Q3, we no longer expect to achieve modest profitability for 2023.

“In November, we concluded a $3.2 million financing which we believe will allow us to achieve a solid footing in Operations during Q4 and continue to support Solésence growth into 2024.”

Kevin Cureton, Chief Operating Officer, commented: “During Q3 we continued to make planned improvements to our production capabilities. In November, we were thrilled to bring on a Purchasing Manager with broad industry experience, whom we expect, along with our new senior manufacturing leader, will help us to finally achieve the world standard results in our Operations group to match the innovation leadership we continue to be rewarded for in our Solésence product lines.”

2023 Q2 Financial Information

Operational Highlights

Solésence Beauty Science Wins 2nd Major Beauty Industry Award in 2023

  In October, Solésence won the BeautyMatter NEXT Award for Best Contract Manufacturer. This award recognizes companies that provide services related to the production, formulation, and filling of beauty and wellness products. The BeautyMatter NEXT Awards aim to raise the bar and define the future of beauty. Solésence was selected from 400+ entries for over 50 awards across 7 categories. In July, Solésence won Best Formulation at Cosmopack North America for the second year in a row.

Operational Highlights (continued)

  In October, Harrison King was promoted to VP of Operations, and will now lead supply chain in addition to his existing leadership of manufacturing.
  In November, Solésence Kleair™ was chosen as a finalist for the 22nd annual Chicago Innovation Awards.
  Also in November, Solésence market-ready product Soft Glow 50+ featuring Kleair™ was nominated as a finalist for the 2024 Cosmetics & Toiletries Allē Awards in the Finished Formulas – Prestige Category.
    Also in November, a New Purchasing Manager joined the Manufacturing team.

Financial Highlights

  Negotiated $2.0M bridge loan to support rights offering to allow pro-rata participation by all stockholders.
    Expansion of revolving credit facility by $1.2M.
    Revenue for the nine months ended September 30, 2023 was $29.3 million, vs. $29.1 million for the same period in 2022.
    Q3 2023 Revenue was down due to supply chain issues which we expect to resolve in Q4.

“We had $19 million in open P.O.s and shipped orders combined leaving September, roughly half of which reflects potential Q4 volume. We expect more orders in Q4 to further enhance 2024 volume. Our expectations for margin and profitability improvement during the current quarter leading into 2024 are high.  We’ve seen productivity improvements over the past few months that we expect will deliver significant value in 2024 as we move to a more robust and controllable production model,” said Jankowski.

Conference Call
Nanophase will host its Third Quarter Conference Call on Tuesday, November 14th, 2023, at 10:00 a.m. CST, 11:00 a.m. EST, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:
https://register.vevent.com/register/BI94a18ef178ea4a21a030ea0d6d4351a6
To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

The process for accessing the webcast as listen-only remains the same. The same link can be used after the call to access the replay. A Telco replay is no longer available.

Listen-Only Webcast & Replay:
https://edge.media-server.com/mmc/p/62t64a8r

Please connect to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION
Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented, and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2022. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:   Phone: (630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
	(in thousands except share and per share data)

	September 30,	December 31,
	2023	2022
ASSETS	(Unaudited)

Current assets:
Cash	$1,188	$2,186
Trade accounts receivable, less allowance for doubtful accounts of $270
for September 30, 2022 and $139 for December 31, 2021	3,199	4,734
Inventories, net	10,123	8,839
Prepaid expenses and other current assets	1,040	866
Total current assets	15,550	16,625

Equipment and leasehold improvements, net	8,607	7,949
Operating leases, right of use	8,187	8,978
Other assets, net	3	6
Total assets	$32,347	$33,558

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	6,338	7,282
Accounts payable	6,270	6,363
Current portion of operating lease obligations	1,303	-
Current portion of deferred revenue	2,619	2,167
Accrued expenses	1,130	1,023
Total current liabilities	17,660	16,835

Long-term portion of operating lease obligations	9,475	9,823
Long-term debt, related party	1,000	1,000
Long-term portion of deferred revenue	45	21
Asset retirement obligation	236	230
Total long-term liabilities	10,756	11,074

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 shares authorized;
49,627,254 and 49,320,680 shares issued and outstanding on September 30, 2023
and December 31, 2022, respectively	496	493
Additional paid-in capital	105,970	105,226
Accumulated deficit	(102,535)	(100,070)
Total stockholders' equity	3,931	5,649
Total liabilities and shareholders' equity	$32,347	$33,558

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$7,746	$9,673	$28,925	$28,515
Other revenue	212	5	361	541
Net revenue	7,958	9,678	29,286	29,056

Operating expense:
Cost of revenue	6,428	7,185	21,932	21,659
Gross profit	1,530	2,493	7,354	7,397

Research and development expense	1,057	848	3,052	2,310
Selling, general and administrative expense	1,695	2,279	5,951	5,493
Income from operations	(1,222)	(634)	(1,649)	(406)
Interest income	-	-	-	-
Interest expense	214	116	613	232
Other income, net	-	-	-	-
Income before provision for income taxes	(1,436)	(750)	(2,262)	(638)
Provision for income taxes	-	-	-	-
Net income	$(1,436)	$(750)	$(2,262)	$(638)

Net income per share-basic	$(0.03)	$(0.02)	$(0.05)	$(0.01)

Weighted average number of common shares outstanding - basic	49,598,591	49,174,673	49,532,395	49,068,709

Net income per share-diluted	$(0.03)	$(0.02)	$(0.05)	$(0.01)

Weighted average number of common shares outstanding - diluted	49,598,581	49,174,673	49,532,395	49,068,709

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2022	2022
Revenue:
Product revenue	$7,746	$9,673	$28,925	$28,515
Other revenue	212	5	361	541
Net revenue	7,958	9,678	29,286	29,056

Operating expense:
Cost of revenue detail:
Depreciation	159	126	481	365
Non-Cash equity compensation	27	22	85	71
Other costs of revenue	6,242	7,037	21,366	21,223
Cost of revenue	6,428	7,185	21,932	21,659
Gross profit	1,530	2,493	7,354	7,397

Research and development expense detail:
Depreciation	7	9	21	26
Non-Cash equity compensation	47	38	136	121
Other research and development expense	1,003	801	2,895	2,163
Research and development expense	1,057	848	3,052	2,310

Selling, general and administrative expense detail:
Depreciation and amortization	8	8	22	22
Non-Cash equity compensation	136	90	374	261
Other selling, general and administrative expense	1,551	2,181	5,555	5,210
Selling, general and administrative expense	1,695	2,279	5,951	5,493
Income from operations	(1,222)	(634)	(1,649)	(406)
Interest expense	214	116	613	232
Other income, net	-	-	-	-
Income before provision for income taxes	(1,436)	(750)	(2,262)	(638)
Provision for income taxes	-	-	-	-
Net income	$(1,436)	$(750)	$(2,262)	$(638)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	214	116	613	232
Addback Depreciation/Amortization	174	143	524	413
Addback Non-Cash Equity Compensation	210	150	595	453
Subtract Non-Cash Other Income	-	-	-	-

Adjusted EBITDA	$(838)	$(341)	$(530)	$460